EXHIBIT 5(B).1


                                                        THELEN REID & PRIEST LLP
                                                                Attorneys at Law
                                                        ------------------------

                                                                875 Third Avenue
                                                         New York, NY 10022-6225

                                                               Tel. 212.603.2000
                                                               Fax  212.603.2001

                                                              www.thelenreid.com





                                      January 29, 2004

Florida Power & Light Company
700 Universe Boulevard
Juno Beach, Florida 33408

Ladies and Gentlemen:


     As counsel for Florida Power & Light Company, a Florida corporation (the "Company"), we have participated in the preparation of or reviewed (1) Registration Statement No. 333-102172, as amended ("Registration Statement No. 333-102172"), which became effective on March 28, 2003, which registration statement was filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"); (2) Registration Statement No. 333-112199 ("Registration Statement No. 333-112199" and, together with Registration Statement No. 333-102172, the "Registration Statement"), which became effective on January 26, 2004; (3) the prospectus dated March 28, 2003 forming a part of the Registration Statement, as supplemented by a prospectus supplement dated January 26, 2004 relating to $240,000,000 principal amount of First Mortgage Bonds, 5.65% Series due February 1, 2035 (the "Bonds"), issued under the Mortgage and Deed of Trust dated as of January 1, 1944, as the same is supplemented by one hundred and five indentures supplemental thereto, the latest of which is dated as of January 1, 2004 (such Mortgage as so supplemented being hereinafter called the "Mortgage") from the
Company to Deutsche Bank Trust Company Americas, as Trustee ("Mortgage Trustee"), both such prospectus and prospectus supplement filed pursuant to Rule 424(b) under the Securities Act; (4) the Mortgage; (5) the corporate proceedings of the Company with respect to the Registration Statement and with respect to the authorization, issuance and sale of the Bonds; and (6) such other corporate records, certificates and other documents (including a receipt executed on behalf of the Company acknowledging receipt of the purchase price for the Bonds) and such questions of law as we have considered necessary or appropriate for the purposes of this opinion.

     Based on the foregoing, we are of the opinion that the Bonds are legally issued, valid, and binding obligations of the Company, except as limited or affected by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting mortgagees' and other creditors' rights and remedies generally and general principles of equity.

     In rendering the foregoing opinion, we have assumed that the certificates representing the Bonds conform to specimens examined by us and that the Bonds have been duly authenticated by the Mortgage Trustee under the Mortgage, and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.


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Florida Power & Light Company
January 29, 2004
Page 2

     We hereby consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 3 to Registration Statement No. 333-102172 and as an exhibit to Post-Effective Amendment No. 1 to Registration Statement No. 333-112199.

     We are members of the New York Bar and this opinion is limited to the laws of the State of New York and the federal laws of the United States insofar as they bear on matters covered hereby. As to all matters of Florida law, we have relied, with your consent, upon the opinion of even date herewith rendered to you by Steel Hector & Davis LLP, Miami, Florida. As to all matters of New York law, Steel Hector & Davis LLP is authorized to rely upon this opinion as if it were addressed to it.

                                                 Very truly yours,

                                                 /s/ THELEN REID & PRIEST LLP

                                                 THELEN REID & PRIEST LLP